UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 15, 2008
Ideation Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33800	77-0688094

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 S. Bundy Blvd., Suite 620, Los Angeles, California	90025

(Address of Principal Executive Offices)	(Zip Code)
(310) 694-8150

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	—	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS
On December 15, 2008, Steven D. Rubin advised the Board of Directors of Ideation Acquisition Corp. (the “Company”) that he will be resigning from the Board of Directors effective December 15, 2008. Mr. Rubin has been a director of the Company, and has served on the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors, since the Company’s inception in November 2007. The decision of Mr. Rubin to resign from the Board of Directors was due to the Company’s need for compliance with the American Stock Exchange’s listing rules that require, within a year of the Company’s listing on the American Stock Exchange, that a majority of the Company’s Board of Directors be independent and that the audit committee be composed solely of independent directors. Mr. Rubin is continuing as the Company’s Secretary and has no disagreement with the Company concerning its operations, policies or practices.
To fill the vacancy in the Board of Directors, on December 15, 2008, the Board appointed Glenn Halpryn to serve as a director of the Company. The Board has determined that Mr. Halpryn is “independent” within the meaning of Sections 121 and 803(a) of the AMEX Guide and Rule 10A-3 under the Exchange Act. Mr. Halpryn was not appointed to the Board pursuant to any arrangements or understandings between Mr. Halpryn and any other person. Mr. Halpryn will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.
Mr. Halpryn served as a director of Ivax Diagnostics, Inc., a publicly held corporation from October 2002 until October 10, 2008. Mr. Halpryn has been the Chairman of the Board and Chief Executive Officer of QuikByte Software, Inc., a publicly held shell corporation, since July 2008. Mr. Halpryn was Chairman of the Board and Chief Executive Officer of Orthodontix, Inc., a publicly held corporation, from April 2001 until Orthodontix merged with Protalix BioTherapeutics, Inc. in December 2006. Mr. Halpryn also serves as a director of Getting Ready Corporation, a public shell company that recently completed a merger with Winston Laboratories, Inc. Mr. Halpryn served as the Chairman of the Board and Chief Executive Officer of Getting Ready from December 2006 until its merger with Winston Laboratories in September 2008. Mr. Halpryn served as the Chairman of the Board, Chief Executive Officer and President of clickNsettle.com, Inc., a publicly held shell corporation, from October 2007 until September 2008, following its merger with Cardo Medical, LLC. Mr. Halpryn was the President and Secretary and a director of Longfoot Communications Corp., a publicly held shell corporation, from March 2008 until its merger with Kidville Holdings, LLC in August 2008. Mr. Halpryn is also Chief Executive Officer and a director of Transworld Investment Corporation (“TIC”), serving in such capacity since June 2001. From 1984 to June 2001, Mr. Halpryn served as Vice President/Treasurer of TIC.
Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in 26 land acquisition and development projects with one of the largest home builders in the country. In addition, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From April 1988 through June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and beneficial holder of stock of United Security Corporation, a broker-dealer registered with FINRA. From June 1992 through May 1994, Mr. Halpryn served as the Vice President, Secretary-Treasurer of Frost Hanna Halpryn Capital Group, Inc., a “blank check” company whose business combination was effected in May 1994 with Sterling Healthcare Group, Inc. From June 1995 through October 1996, Mr. Halpryn served as a member of the Board of Directors of Sterling Healthcare Group, Inc.
There are no transactions with the Company in which Mr. Halpryn has an interest requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2007	IDEATION ACQUISITION CORP.
/s/ Robert N. Fried
Robert N. Fried
President and Chief Executive Officer

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